Exhibit 99.1

GigOptix Updates First Quarter Fiscal 2015 Revenue Guidance

SAN JOSE, Calif. – March 31, 2015 – GigOptix, Inc. (NYSE MKT: GIG) a leading supplier of advanced high-speed semiconductor components for use in long-haul, metro, Cloud connectivity, data centers, consumer electronics links and interactive applications, through optical and wireless communications networks, today announced it currently expects revenue for the first quarter of fiscal 2015, ended March 29, 2015, will be approximately 5 percent to 6 percent above the midpoint of the guidance range of $8.5 million to $8.7 million provided on February 9, 2015, and also represents an increase of approximately 22 percent to 23 percent above the revenue reported in the first quarter of fiscal 2014.

The stronger preliminary revenue performance comes during what is traditionally a seasonally down quarter for the Company. Continued robust demand in both the Company’s High Speed Communications and Industrial businesses resulted in the higher than forecasted revenue.

GigOptix cautions that the anticipated first quarter fiscal 2015 revenue results are preliminary and are based on the best information currently available and subject to completion of the financial statements for the first quarter of fiscal 2015.

GigOptix will host a conference call and webcast to discuss its first quarter fiscal 2015 financial results and business outlook on April 27, 2015, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Details to join the conference call and webcast will be issued at a later date.

About GigOptix, Inc.

GigOptix, Inc., (NYSE MKT: GIG) is a leading fabless supplier of high-speed semiconductor components that enable end-to-end information streaming over optical and wireless networks. Its products portfolio addresses emerging telecom long-haul and metro applications, datacom Cloud and data center connectivity, point-to-point backhaul wireless applications, and interactive interfaces for consumer electronics. The Company offers a broad portfolio of high performance MMIC solutions that enable next generation wireless microwave systems up to 90GHz and drivers, and TIAs for 40Gbps and 100Gbps fiber-optic telecommunications and data-communications networks.

GigOptix also offers a wide range of digital and mixed-signal ASIC solutions in a wide range of technology geometries from 28nm to 0.6um, and enables a complete product life cycle support form swift introduction of new product through its ASIC SunriseTM program to extension of legacy products through its GigOptix Sunset RescueTM program.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the bringing of products to market with full documentation. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding expected revenues and completion of its financial statements for the quarter just ended. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: the ability to recognize revenues, the ability to extend product offerings into new areas or products, the ability to commercialize licensed technology, unexpected occurrences that deter the full documentation and “bring to market” plan for products that were developed this year and last year, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, our ability to control our costs of goods sold, our ability to attract and retain qualified personnel, the ability to move product sales to production levels, the ability to compete for client design-in opportunities, the ability to cross-sell to new clients and to diversify, the success of product sales in new markets or of recently produced product offerings, including bundled product solutions, the amount of cost savings, the ability to improve productivity, and to do so in an efficient manner, the ability to pursue and attract other M&A opportunities, our ability to enforce intellectual property rights, and the ability to maintain and continue relationships with government agencies. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company’s filings with the SEC, and in the Company’s other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

Investor Contact

Darrow Associates, Inc.

Jim Fanucchi, 408-404-5400

ir@gigoptix.com